

<ARTICLE>               UT
<LEGEND>
This schedule contains summary financial information extracted from Form 10-K and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                   0000081033
<NAME>                  PUBLIC SERVICE ELECTRIC AND GAS COMPANY
<MULTIPLIER>            1000000


<PERIOD-TYPE>                                 YEAR
<FISCAL-YEAR-END>                      DEC-31-1998
<PERIOD-END>                           DEC-31-1998
<BOOK-VALUE>                              PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   10,876
<OTHER-PROPERTY-AND-INVEST>                    833
<TOTAL-CURRENT-ASSETS>                       1,459
<TOTAL-DEFERRED-CHARGES>                     1,580
<OTHER-ASSETS>                                   0
<TOTAL-ASSETS>                              14,748
<COMMON>                                     2,563
<CAPITAL-SURPLUS-PAID-IN>                      594
<RETAINED-EARNINGS>                          1,443
<TOTAL-COMMON-STOCKHOLDERS-EQ>               4,597
<PREFERRED-MANDATORY>                          588
<PREFERRED>                                     95
<LONG-TERM-DEBT-NET>                         4,045
<SHORT-TERM-NOTES>                               0
<LONG-TERM-NOTES-PAYABLE>                        0
<COMMERCIAL-PAPER-OBLIGATIONS>                 850
<LONG-TERM-DEBT-CURRENT-PORT>                  100
<PREFERRED-STOCK-CURRENT>                        0
<CAPITAL-LEASE-OBLIGATIONS>                     50
<LEASES-CURRENT>                                 0
<OTHER-ITEMS-CAPITAL-AND-LIAB>               4,423
<TOT-CAPITALIZATION-AND-LIAB>               14,748
<GROSS-OPERATING-REVENUE>                    5,590
<INCOME-TAX-EXPENSE>                           407 <F1>
<OTHER-OPERATING-EXPENSES>                   4,173
<TOTAL-OPERATING-EXPENSES>                   4,571
<OPERATING-INCOME-LOSS>                      1,019
<OTHER-INCOME-NET>                               8
<INCOME-BEFORE-INTEREST-EXPEN>               1,027
<TOTAL-INTEREST-EXPENSE>                       423 <F2>
<NET-INCOME>                                   604
<PREFERRED-STOCK-DIVIDENDS>                     10
<EARNINGS-AVAILABLE-FOR-COMM>                  595
<COMMON-STOCK-DIVIDENDS>                       503
<TOTAL-INTEREST-ON-BONDS>                      309
<CASH-FLOW-OPERATIONS>                       1,565
<EPS-PRIMARY>                                    0
<EPS-DILUTED>                                    0

<F1>  State Income Taxes of $2 and Federal and State Income Taxes for Other
Income of $7 were incorporated into this line item for FDS purposes. In the referenced financial statements, Total Other Income and Deductions are net of the above applicable Federal and State income taxes.
<F2>  Total interest expense includes Preferred Securities Dividend
Requirements.


